THERMON REPORTS SECOND QUARTER FISCAL 2017 RESULTS

Thermon Announces Fiscal 2017 Second Quarter Revenue of $68.8 million

SAN MARCOS, Texas, November 2, 2016 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the second quarter of the fiscal year ending March 31, 2017 ("Q2 2017").

Financial summary for Q2 2017 compared to the three months ended September 30, 2015 ("Q2 2016"):

•	Revenue of $68.8 million, a decrease of 2%

•	Backlog of $85.7 million, an increase of 4%

•	Gross margin of 42% compared to 48%

•	Fully diluted GAAP EPS of $0.11 and Adjusted EPS of $0.10 compared to $0.21 and $0.26, respectively

"We are encouraged that our revenue levels this quarter remained comparable to last year in view of the current economic environment. Our gross margin performance for the second quarter was an improvement over Q1 2017; however, it remained below our historical average due to unfavorable product mix and pricing pressures. We anticipate gross margins to modestly improve in Q3 as we enter the heating season, but may fall short of our historical 45% due to a warm start to the winter and weaker capital and maintenance spending," said Bruce Thames, President and Chief Executive Officer.

During Q2 2017, the Company generated revenue of $68.8 million versus $69.9 million in Q2 2016, a decrease of $1.1 million or 2%. During Q2 2017, Greenfield and MRO/UE (facility maintenance, repair and operations and upgrade or expansion) revenue totaled 36% and 64% of revenue, respectively, compared to 34% and 66% in Q2 2016, respectively.

Gross margin during Q2 2017 was 42.0% compared to 47.7% in Q2 2016. Gross margin performance during the quarter was negatively impacted by a higher concentration of lower margin construction services combined with lower levels of our higher margin manufactured products.

Q2 2017 orders were $59.1 million versus $75.8 million in Q2 2016, a decrease of $16.7 million or 22%. Q2 2017 backlog of $85.7 million represents a 4% increase over Q2 2016 backlog of $82.3 million.

Q2 2017 net income attributable to Thermon and GAAP EPS were $3.5 million and $0.11 per fully diluted common share, respectively compared to $6.9 million and $0.21 per fully diluted common share,respectively in Q2 2016. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted net income in Q2 2017 of $3.1 million and Adjusted EPS of $0.10 per fully diluted common share compared to $8.5 million and $0.26 per fully diluted common share in Q2 2016.

During the first six months of the fiscal year ending March 31, 2017 ("YTD 2017"), the Company generated revenue of $132.2 million compared to $135.2 million in the first six months of the fiscal year ended March 31, 2016 ("YTD 2016"), a decrease of $3.0 million or 2%.

YTD 2017 orders were $136.7 million versus $141.7 million in YTD 2016, a decrease of $5.0 million or 4%.

YTD 2017 net income attributable to Thermon and GAAP earnings per share were $6.0 million and $0.19 per fully diluted common share,respectively compared to $11.3 million and $0.35 per fully diluted common share, respectively in YTD 2016. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2017 of $5.7 million and Adjusted EPS of $0.17 per fully diluted common share compared to Adjusted Net Income of $14.4 million and Adjusted EPS of $0.44 per fully diluted common share during YTD 2016.

Outlook

The Company is updating its revenue guidance to reflect a mid single-digit percentage decline for fiscal 2017 as compared to fiscal 2016. While backlog remains strong, the Company is encountering project execution delays by our customers as well as the continued deferral of capital and maintenance spending.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer and Jay Peterson, Chief Financial Officer, will discuss Q2 2017 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow" and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before acquisition related contingent consideration accounted for as compensation, adjustments to our deferred tax liability for discrete tax events, costs of restructuring Canadian operations, accelerated amortization on debt refinancing and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, non-controlling interests, costs of restructuring Canadian operations and acquisition related contingent consideration accounted for as compensation. "Return on equity" for the three month periods ended September 30, 2016 and 2015, represents Adjusted EBITDA for each respective period that is multiplied by four to represent a full year's results, divided by the average of total equity at September 30 and June 30 for each respective period. "Return on equity" for the six month periods ended September 30, 2016 and 2015, represents Adjusted EBITDA for each respective period that is multiplied by two to represent a full year's results, divided by the average of total equity at September 30 and March 31 for each respective period. We believe that the average total equity properly accounts for net income that occurred during the three and six months ended September 30, 2016 and 2015. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future," "should be" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission on May 31, 2016. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Sales	$68,812	$69,934	$132,208	$135,157
Cost of sales	39,888	36,580	77,170	71,066
Gross profit	28,924	33,354	55,038	64,091
Operating expenses:
Marketing, general and administrative and engineering	19,309	16,716	37,511	34,314
Acquisition related compensation	—	1,290	—	2,666
Stock compensation expense	915	999	1,821	1,874
Amortization of other intangible assets	3,025	3,028	5,841	5,844
Income from operations	5,675	11,321	9,865	19,393
Interest income and expense, net	(666)	(767)	(1,372)	(1,569)
Acceleration of unamortized debt cost	—	(302)	—	(302)
Debt cost amortization	(100)	(111)	(202)	(220)
Interest expense, net	(766)	(1,180)	(1,574)	(2,091)

Other expense	(427)	(119)	(150)	(287)
Income before provision for taxes	4,482	10,022	8,141	17,015
Income tax expense	808	3,041	1,823	5,508
Net income	3,674	6,981	6,318	11,507

Income attributable to non-controlling interests	168	85	286	182
Net income attributable to Thermon	$3,506	$6,896	$6,032	$11,325

Net income per common share:
Basic income per share	$0.11	$0.21	$0.19	$0.35
Diluted income per share	$0.11	$0.21	$0.19	$0.35
Weighted-average shares used in computing net income per common share:
Basic common shares	32,278	32,133	32,255	32,165
Fully-diluted common shares	32,611	32,535	32,580	32,572

	September 30, 2016 (unaudited)	March 31, 2016
Cash	$76,570	$84,570
Total debt	87,050	93,612
Total equity	305,646	298,701

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Six Months Ended September 30, 2016	Six Months Ended September 30, 2015
Net income attributable to Thermon	$3,506	$6,896	$6,032	$11,325
Interest expense, net	766	1,180	1,574	2,091
Income tax expense	808	3,041	1,823	5,508
Depreciation and amortization expense	4,524	4,312	8,754	8,324
EBITDA (non-GAAP basis)	$9,604	$15,429	$18,183	$27,248
Stock compensation expense	915	999	1,821	1,874
Non-controlling interests	168	85	286	182
Cost of restructuring Canadian operations	—	578	—	578
Acquisition related contingent consideration accounted for as compensation	—	1,290	—	2,666
Adjusted EBITDA (non-GAAP basis)	$10,687	$18,381	$20,290	$32,548

Adjusted EBITDA - Annualized for a full fiscal year (non-GAAP basis)	$42,748	$73,524	$40,580	$65,096

Average total equity for the three and six month periods ended September 30, 2016 and 2015, respectively	$303,765	$281,588	$302,174	$276,116

Return on Equity (non-GAAP basis)	14%	26%	13%	24%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Six Months Ended September 30, 2016	Six Months Ended September 30, 2015	Adjustment to:

GAAP net income attributable to Thermon	$3,506	$6,896	$6,032	$11,325

Acquisition related contingent consideration accounted for as compensation	—	1,290	—	2,666	Operating expense
Tax effect of Canadian tax rate change on deferred tax liability	—	—	—	455	Income tax expense
Cost of restructuring Canadian operations	—	578	—	578	Operating expense
Accelerated amortization on debt refinancing	—	302	—	302	Interest expense
Release of deferred tax liability	(379)	—	(379)	—	Income tax expense
Tax effect of non-tax adjustments	—	(591)	—	$(949)	Income tax expense
Adjusted net income (non-GAAP)	$3,127	$8,475	$5,653	$14,377

Adjusted fully-diluted earnings per common share (non-GAAP)	$0.10	$0.26	$0.17	$0.44

Fully-diluted common shares	32,611	32,535	32,580	32,572

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Six Months Ended September 30, 2016	Six Months Ended September 30, 2015
Cash provided by (used in) operating activities	$9,254	$7,620	$2,220	$11,599
Less: Cash used for purchases of property, plant and equipment	(1,805)	(3,547)	(3,814)	(7,330)
Plus: Sale of rental equipment	209	664	229	664
Plus: Proceeds from sales of land and buildings	370	—	811	—
Free cash flow provided (used) (non-GAAP)	$8,028	$4,737	$(554)	$4,933